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                                                                  EXHIBIT 99.2


                     Third Amendment to Employment Agreement

                                     Between

                    Cincinnati Bell Inc. and Kevin W. Mooney

         The Employment Agreement, in full force and effect as of the date hereof, between Cincinnati Bell Inc. (formerly known as Broadwing Inc.), an Ohio corporation (the "Employer"), and Kevin W. Mooney (the "Employee") with an Effective Date of December 31, 1998, as amended as of September 20, 2002 and February 3, 2003 (the "Employment Agreement"), is hereby amended as follows as of June 20, 2003:

         1. The second sentence in Section 13.D is deleted and replaced with the following two sentences:

                  The parties acknowledge and agree that for purposes of the Employment Agreement, the "Completion of the Success Plan" (as defined in
Section 4.D) occurred on June 13, 2003. Employee may terminate this Agreement by written notice to Employer at any time prior to August 31, 2003.

         2. All capitalized terms used in this Amendment shall have the meaning ascribed to them in the Employment Agreement and all other terms and conditions of the Employment Agreement not specifically amended herein shall remain in full force and effect as previously agreed upon by the parties.


IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to be effective as of the day and year first above written.




Cincinnati Bell Inc.                                 KEVIN W. MOONEY



/s/ Phillip R. Cox                                   /s/ Kevin W. Mooney
------------------------------                       --------------------------
Name:  Phillip R. Cox
Title:  Chairman of the Board of Directors